UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2009
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Homestead Road
Houston, Texas (Address of principal executive offices)		77028 (Zip Code)
713-672-9433
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On February 18, 2009, Friedman Industries, Incorporated (the “Company”) issued a press release discussing United States Steel Corporation’s idling of its Lone Star plant and the impact on the Company. The substance of the press release reads as follows:
As discussed in the Company’s Quarterly Report on Form 10-Q filed on Friday, February 13, 2009, with the Securities and Exchange Commission, U.S. Steel Tubular Products, Inc., an affiliate of United States Steel Corporation, is the Company’s primary supplier of tubular products and coil material used in pipe manufacturing and is a major customer of the Company’s finished tubular goods. On February 13, 2009, U.S. Steel reported that it is temporarily idling its plant at Lone Star, Texas, due to weak market conditions. U.S. Steel’s announcement also indicates that the idling is not permanent and that U.S. Steel will bring the plant back online as necessary to meet demand. As a result of this action by U.S. Steel, pending further developments, the Company currently expects to receive limited or possibly no orders from U.S. Steel for API pipe as well as diminished or possibly no supply of reject pipe from U.S. Steel. If the idling of the U.S. Steel plant in Lone Star, Texas, continues for a significant period of time, the loss of U.S. Steel as a supplier and customer could have a material adverse effect on the Company’s business. In the short term, the Company intends to downsize its operations to a level commensurate with current market conditions.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

Number	Description
99.1	Press Release of Friedman Industries, Incorporated dated February 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 18, 2009

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ BEN HARPER
Ben Harper
Senior Vice President - Finance

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Friedman Industries, Incorporated dated February 18, 2009.